Exhibit 10.27


Personnel Profiles Inc.
Your Assessment Test Source
50 E. RiverCenter Blvd.
Suite 1420
Covington, KY 41011
(859) 655-4600
Fax (859) 655-4603


May 7, 2002


To who it may concern:

Effective January 1, 2002 the ownership of Personnel Profiles reverted back to Paul J. Nolan. Achievement Tec and Personnel Profiles are still working on the language for the Settlement Agreement. Both parties are in agreement the Personnel Profiles is no longer owned by Achievement Tec as of January 1, 2002.



/s/ Paul J. Nolan
Paul J. Nolan
President
Personnel Profiles, Inc.